Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Ascentage Pharma Group International

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value US$0.0001 per share	Rule 457(a)	33,695,000	$5.04(3)	US$169,822,800.00	$153.10 per $1,000,000	US$25,999.88
Fees Previously Paid	Equity	Ordinary shares, par value US$0.0001 per share	Rule 457(o)(3)	—	—	US$100,000,000.00		US$15,310.00
	Total Offering Amount					US$169,822,800.00		US$25,999.88
	Total Fees Previously Paid							US$15,310.00
	Total Fee Offsets							N/A
	Net Fee Due							US$10,689.88

(1)	American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-284315). Each American depositary share represents four (4) ordinary shares.

(2)	Includes ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of HK$39.28, which is the average of the high and low prices of the registrant’s ordinary shares on The Stock Exchange of Hong Kong Limited on January 16, 2025, and an exchange rate of US$1.00 to HK$7.7864, which is the exchange rate set forth for cable transfers of HK$ in the City of New York, as certified by the Federal Reserve Bank of New York, on January 10, 2025.